Exhibit 99.1

Noranda Announces Departure of Wayne Hale
Franklin, Tennessee – January 29, 2014 – Noranda Aluminum Holding Corporation (“Noranda” or the “Company”) (NYSE: NOR) today announced that Wayne Hale, President of Noranda’s Upstream Business, has tendered his resignation to pursue an external career opportunity outside of the aluminum industry.
“On behalf of Noranda, I would like to thank Wayne for his service to Noranda over the last two years," said Layle K. (Kip) Smith, Noranda's President and Chief Executive Officer. “Wayne’s many contributions to our Upstream Business have resulted in significant and lasting improvements in process and reliability that will survive his tenure and are foundational to our new $225 million CORE productivity program. We wish Wayne the best in his future endeavors.”
In the context of Mr. Hale’s departure, Noranda performed a strategic assessment of its Upstream Business internal reporting structure. The outcome of this assessment was a decision to delayer Noranda’s management organization to further enhance operational efficiency and communication. Accordingly, Noranda’s three reportable Upstream Business segments will join the Company’s Flat-Rolled Products segment in reporting directly to Noranda’s President and Chief Executive Officer and Mr. Hale’s position will be eliminated. Mr. Hale will remain with Noranda through February 20, 2014 to facilitate the transition.
About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company traded on the New York Stock Exchange.
Forward‐Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.
Forward-looking statements contain words such as “believes,” “expects,” “may,” “should,” “pursue,” “seeks,” “approximately,” “anticipates,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its future plans or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs.
For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
Contact Information
John A. Parker
Vice President of Communication and Investor Relations
(615) 771-5734
john.parker@noralinc.com